Exhibit 15

August 6, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 3, 2012 on our review of interim financial information of Ford Motor Credit Company LLC for the three and six month periods ended June 30, 2012 and 2011 and included in Ford Credit’s quarterly report on Form 10-Q for the quarter ended June 30, 2012 is incorporated by reference in its Registration Statement on Form S-4 filed on August 6, 2012.

Very truly yours,

/s/ PricewaterhouseCoopers LLP